UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2010

PACTIV CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15157	36-2552989
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 West Field Court
Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-2000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On August 16, 2010, Pactiv Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rank Group Limited, a company organized under the laws of New Zealand (“Investor”), Reynolds Group Holdings Limited, a company organized under the laws of New Zealand (“Reynolds”) and Reynolds Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Reynolds (“Sub”). Pursuant to the terms of the Merger Agreement, Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Reynolds (the “Merger”). Reynolds and Sub are affiliates of Investor.
     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”), other than shares owned by any stockholders who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $33.25 in cash, without interest.
     Reynolds has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement.
     The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing.
     Consummation of the Merger is not subject to a financing condition under the Merger Agreement, but it is subject to various other conditions, including (i) receipt of the affirmative vote of holders of a majority of the outstanding shares of Common Stock, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods or receipt of any applicable approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable foreign antitrust laws. Among others, Reynolds’ obligation to consummate the Merger is also subject to the accuracy of the Company’s representations and warranties and the Company’s compliance with covenants and the absence of any material adverse effect on the Company.
     The Merger Agreement may be terminated under certain circumstances. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Reynolds a termination fee of $160 million, or $500 million (with the $160 million, if paid, credited against such $500 million payment) in the event of a willful breach by the Company of any covenant in the Merger Agreement. Additionally, upon termination of the Merger Agreement under specified circumstances, Reynolds will be required to pay the Company a termination fee of $250 million or, in certain other circumstances, including in the event of a willful breach by Investor, Reynolds or Sub of any covenant in the Merger Agreement, $500 million (with the $250 million, if paid, credited against such $500 million payment).
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Amendment to Change-in-Control Severance Benefit Plan
     On August 15, 2010, the board of directors of the Company adopted the First Amendment (the “Amendment”) to the Amended and Restated Change-in-Control Severance Benefit Plan for Key Executives, as such plan was effective November 4, 1999 and subsequently amended and restated as of March 1, 2005, December 29, 2006 and March 27, 2009 (the “Plan”) to delete, subject to execution of the Merger Agreement and consummation of the Merger, the provision that Stock Options (as defined in the Plan) and Stock Appreciation Rights (as defined in the Plan) would remain exercisable for the lesser of thirty-six (36) months after the date of Change in Control (as defined in the Plan) or termination, as applicable, or the remaining life of the Stock Option or Stock Appreciation Right.
     The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 8.01 Other Events.
     On August 17, 2010, the Company announced that it entered into the Merger Agreement by press release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among Rank Group Limited, Reynolds Group Holdings Limited, Reynolds Acquisition Corporation and Pactiv Corporation.

10.1	First Amendment to the Amended and Restated Pactiv Corporation Change-in-Control Severance Benefit Plan for Key Executives

99.1	Press Release dated August 17, 2010.

Cautionary Statements
     The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the parties or any of their respective affiliates.
Important Information
     In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement and a definitive proxy statement. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed merger will be mailed to the stockholders of the Company. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Pactiv Corporation, 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Company Secretary.
Certain Information Regarding Participants
     The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders that was filed with the SEC on April 1, 2010. Investors and stockholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2010	PACTIV CORPORATION

	By:	/s/ Joseph E. Doyle
	Name:	Joseph E. Doyle
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among Rank Group Limited, Reynolds Group Holdings Limited, Reynolds Acquisition Corporation and Pactiv Corporation.

10.1	First Amendment to the Amended and Restated Pactiv Corporation Change-in-Control Severance Benefit Plan for Key Executives

99.1	Press Release dated August 17, 2010.